SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☑

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

ValueVision Media, Inc.

(Name of Registrant as Specified In Its Charter)

Clinton Relational Opportunity Master Fund, L.P.

Clinton Relational Opportunity, LLC

Channel Commerce Partners, L.P.

GEH Capital, Inc.

Clinton Special Opportunities Master Fund, Ltd.

Clinton Group, Inc.

George E. Hall

Thomas D. Beers

Mark Bozek

Ronald L. Frasch

Thomas D. Mottola

Robert Rosenblatt

Fred Siegel

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

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3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act
Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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2)	Form, Schedule or Registration Statement No.:

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On June 12, 2014, Clinton Group, Inc. and its affiliates (collectively, "Clinton") issued a press release that contained the full text of a letter to the shareholders of ValueVision Media, Inc. A copy of the press release that contains the full text of the letter is filed herewith as Exhibit 1.

Also on June 12, 2014, Clinton posted an additional reference to such letter in the "Shareholder Materials" section of www.AddValueAndVision.com. A copy of the additional reference is filed herewith as Exhibit 2.